EX-99.d.2.a

Schedule A to the Sub-Advisory Agreement, dated April 17, 2009, by and between
EGA Emerging Global Shares Trust and Emerging Global Advisors, LLC

Funds	Effective Date	Fee

Emerging Global Shares Dow Jones Emerging Markets Titans Composite Index Fund	April 17, 2009	0.75%

Emerging Global Shares Dow Jones Emerging Markets Basic Materials Titans Index Fund	April 17, 2009	0.85%

Emerging Global Shares Dow Jones Emerging Markets Metals & Mining Titans Index Fund	April 17, 2009	0.85%

Emerging Global Shares Dow Jones Emerging Markets Consumer Goods Titans Index Fund	April 17, 2009	0.85%

Emerging Global Shares Dow Jones Emerging Markets Consumer Services Titans Index Fund	April 17, 2009	0.85%

Emerging Global Shares Dow Jones Emerging Markets Energy Titans Index Fund	April 17, 2009	0.85%

Emerging Global Shares Dow Jones Emerging Markets Financials Titans Index Fund	April 17, 2009	0.85%

Emerging Global Shares Dow Jones Emerging Markets Health Care Titans Index Fund	April 17, 2009	0.85%

Emerging Global Shares Dow Jones Emerging Markets Industrials Titans Index Fund	April 17, 2009	0.85%

Emerging Global Shares Dow Jones Emerging Markets Technology Titans Index Fund	April 17, 2009	0.85%

Emerging Global Shares Dow Jones Emerging Markets Telecom Titans Index Fund	April 17, 2009	0.85%

Emerging Global Shares Dow Jones Emerging Markets Utilities Titans Index Fund	April 17, 2009	0.85%

Emerging Global Shares INDXX India Infrastructure Index Fund	November 12, 2009	0.85%

Emerging Global Shares INDXX China Infrastructure Index Fund	November 12, 2009	0.85%

Emerging Global Shares INDXX Brazil Infrastructure Index Fund	November 12, 2009	0.85%

Emerging Global Shares INDXX India Mid Cap Index Fund	November 12, 2009	0.85%

Emerging Global Shares INDXX China Mid Cap Index Fund	November 12, 2009	0.85%

Emerging Global Shares INDXX Brazil Mid Cap Index Fund	November 12, 2009	0.85%

IN WITNESS WHEREOF, the parties hereto have caused this Exhibit A to be amended and restated effective as of the 12th day of November 2009.

Emerging Global Advisors, LLC	EGA Emerging Global Shares Trust, on behalf of the Funds listed on this Exhibit A
By: /s/ Robert C. Holderith ___________ Name: /s/ Robert C. Holderith _________	By: /s/ Robert C. Holderith ___________ Name: /s/ Robert C. Holderith _________

Title: Chief Executive Officer _________	Title: President _____________________